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Exhibit 4(F)

                                                 PROGRESSIVE(R)
                                                 6300 Wilson Mills Road
                                                 Mayfield Village, OH  44143

May 7, 1997



Mr. Robert E. Little
National City Bank
1900 East 9th Street
Cleveland, OH  44114

Dear Mr. Little:

Per our discussion, the Progressive Corporation hereby accepts the terms for the unsecured line of credit for ten million dollars ($10,000,000.00) as of May 1, 1997.

Terms of the line are as follows:

         -        1/8 of 1% Commitment Fee

         - Borrowings options include Base rate, Libor + 3/8% (reserve adjusted or money market rate.

         -        The line is subject to annual review.

         - Progressive will furnish interim and annual audited statements as well as Security and Exchange Commission reports and annual convention statements.

THE PROGRESSIVE CORPORATION

/s/ Marilyn A. Muzic

Marilyn A. Muzic
Director of Financial Operations

MAM:mvb

cc:  Charles B. Chokel
     Liz Kramer
     David M. Schneider